Exhibit 10.17(iv)
SECOND SUPPLEMENT TO INTERCOMPANY LOAN AGREEMENT
This Second Supplement to Intercompany Loan Agreement made as of June 21st, 2001 between TopSpin Medical (Israel) Ltd. an Israeli company having its address at 1 Lev Pesach Street, North Industrial Zone Lod Israel (“LTD”) and TopSpin Medical Inc. (“INC”) a company incorporated in Delaware having its address at 1013 Center Road, Wilmington Delaware, USA (the “Original Agreement”; All capitalized terms as used herein shall have the meaning assigned to them in the Original Agreement, unless otherwise specifically stated in this Opinion) is entered into on February 15 2007 between LTD and INC (the Supplement”).
WHEREAS:
     Pursuant to the Original Agreement INC has provided from time to time Convertible Loans to LTD;
NOW THEREFORE, in consideration of their mutual undertakings herein, the parties, intending to be legally bound, do hereby agree, declare and stipulate as follows:
1. INC hereby waives its right to receive any interest owed to INC by LTD totaling in US$ 91,699 as of December 31, 2006, pursuant to the Original Agreement in connection with any Convertible Loans extended to LTD by INC, during the year 2006.
2. The outstanding principal amount of Convertible Loan extended to LTD by INC as of December 31, 2006 totaling US$ 3,549,900 shall be converted into 23,666 ordinary shares of LTD (the “Shares”) at a conversion price of $150 per share as of December 31, 2006. For the avoidance of doubt, INC shall not be entitled to any interest with respect to the Convertible Loan from and after December 31, 2006.
3. The provisions of the Original Agreement, to the extent not explicitly amended under this Supplement, shall remain in force and affect.
IN WITNESS WHEREOF, the parties have executed this second Supplement to Intercompany Loan Agreement as of the date first above written.

TopSpin Medical (Israel) Ltd.			TopSpin Medical Inc.

By:	/s/ Erez Golan	/s/ Eyal Kolka	By:	/s/ Erez Golan	/s/ Eyal Kolka

Name:	Erez Golan	Eyal Kolka	Name:	Erez Golan	Eyal Kolka
Title:	CEO	CFO	Title:	CEO	CFO